Exhibit (10j)
FOURTH AMENDMENT
     THIS FOURTH AMENDMENT (this “Amendment”), dated as of September 30, 2004 is by and among UNIFI, INC., a New York corporation (the “Parent”), certain Subsidiaries of the Parent (each a “Borrower”, and collectively with the Parent, the “Borrowers”), THE PERSONS IDENTIFIED AS THE LENDERS ON THE SIGNATURE PAGES HERETO (the “Lenders”), and BANK OF AMERICA, N.A., as Agent for the Lenders (the “Agent”).
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement dated as of December 7, 2001, as amended by that certain Reallocation Amendment and Assignment dated as of January 1, 2003, that certain Second Amendment dated as of August 6, 2003, that certain Third Amendment dated as of December 2003 and as further amended from time to time (the “Existing Credit Agreement”) among the Borrowers, the Lenders and the Agent, the Existing Lenders have extended commitments to make certain credit facilities available to the Borrowers;
     WHEREAS, the parties hereto have agreed to amend the Existing Credit Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the parties hereby agree as follows:
PART I
DEFINITIONS
     SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:
     “Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.
     “Fourth Amendment Effective Date” shall have the meaning set forth in Subpart 3.1.
     SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

PART II
AMENDMENTS TO EXISTING CREDIT AGREEMENT
     SUBPART 2.1. Addition of Section 3.11. Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, a new Section 3.11 is hereby added to the Existing Credit Agreement, after Section 3.10 thereof, to read as follows:
     3.11 Proceeds of Unifi Kinston Security Agreement.
     In the event that, pursuant to the terms of the Intercreditor Agreement and the Unifi Kinston Security Agreement, the Agent receives the proceeds of any of the Common Collateral (as defined in the Intercreditor Agreement), the Agent may apply such proceeds to any outstanding Obligations (whether or not such Obligations are then due) or, if no Obligations are then outstanding, hold such proceeds in a cash collateral account as security in respect of the Obligations.
     SUBPART 2.2. Amendment to Section 6.2. Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, Section 6.2 of the Existing Credit Agreement is hereby amended to read as follows:
     The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (c), (d), (e) and (n) of the definition of Permitted Liens securing all the Obligations, and enforceable against the Borrowers and all third parties.
     SUBPART 2.3. Amendment to Section 6.9. Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, Section 6.9 of the Existing Credit Agreement is hereby amended to read as follows:
     After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Borrowers have no Debt, except (a) the Obligations, (b) Debt described on Schedule 6.9, (c) the Parent’s Guaranty of the Unifi Kinston Loan Agreement; provided such Guaranty is expressly subordinated, on terms satisfactory to the Agent, in right of payment to the prior payment of the Obligations under this Agreement and the other Loan Documents, (d) Unifi Manufacturing’s limited Guaranty of the Unifi Kinston Loan Agreement and (e) other Guaranties permitted pursuant to Section 7.12 hereof. None of the holders of Debt owed by any Subsidiary which is not a Borrower has recourse against any Borrower other than pursuant to the Parent’s Guaranty and Unifi Manufacturing’s limited Guaranty of the Unifi Kinston Loan Agreement.
     SUBPART 2.4. Amendment to Section 7.12. Effective on (and subject to the occurrence of) the Third Amendment Effective Date, Section 7.12 of the Existing Credit Agreement is hereby amended to read as follows:

     Without the prior consent of the Majority Lenders, no Borrower shall make, issue, or become liable on any Guaranty, except (i) Guaranties of the Obligations in favor of the Agent, (ii) Guaranties of another Borrower in favor of suppliers and/or vendors of Unimatrix Americas, LLC, in form and substance satisfactory to the Agent, incurred in the ordinary course of business in an aggregate amount not to exceed $10,000,000 at any one time outstanding, (iii) the Guaranty by the Parent of Unifi Kinston’s obligations under the Unifi Kinston Loan Agreement; provided such Guaranty is expressly subordinated, on terms satisfactory to the Agent, in right of payment to the prior payment of the Obligations under this Agreement and the other Loan Documents, (iv) the limited Guaranty by Unifi Manufacturing of Unifi Kinston’s obligations under the Unifi Kinston Loan Agreement, (iv) the Guaranty by the Parent of Unifi Kinston’s obligations under that certain Terephthalic Acid Supply Agreement dated July 12, 2001 between Unifi Kinston, as assignee of the Seller, and DAK Monomers LLC and (v) the Guaranty by the Parent of certain of Unifi Kinston’s indemnity obligations pursuant to that certain letter agreement dated September 30, 2004 between Parent and Seller.
     SUBPART 2.5. Amendment to Section 7.13. Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, Section 7.13 of the Existing Credit Agreement is hereby amended by adding the following clause (j) to the end of the first sentence of such Section, “...and (j) Debt in the form of loans by Unifi Kinston in an amount not to exceed $12,000,000 in the aggregate from the Fourth Amendment Effective Date.”
     SUBPART 2.6. Amendment to Section 7.20. Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, Section 7.20 of the Existing Credit Agreement is hereby amended by adding the following sentence to the end of such Section:
     Notwithstanding the foregoing, the Borrower shall not be required to cause Unifi Kinston to (i) become a Borrower hereunder, (ii) to pledge its assets under the Security Agreement or (iii) to execute a Joinder Agreement; provided that Unifi Kinston shall have executed and delivered to the Agent the Unifi Kinston Security Agreement.
     SUBPART 2.7. Amendment to Section 7.30. Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, Section 7.30 of the Existing Credit Agreement is hereby amended to read as follows:
     The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Parent or any Subsidiary, or pay any Debt owed to the Parent or any Subsidiary, (b) make loans or advances to the Parent or any of its Subsidiaries, or (c) transfer any of its properties or assets to a Borrower, except for such encumbrances or restrictions existing under or by reason of applicable laws, the Agreement or, with respect to Unifi Kinston only, the Unifi Kinston Loan Agreement and the Seller Security Agreement.

     SUBPART 2.8. Amendment to Section 8.2(a). Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, Section 8.2(a) of the Existing Credit Agreement is hereby amended by adding the following language to the end of such section:
     unless such Borrowing is for the sole purpose of the Parent satisfying its obligations to Seller pursuant to its Guaranty of the obligations of Unifi Kinston under the Unifi Kinston Loan Agreement, in which case if the event causing the default under the Unifi Kinston Loan Agreement also constitutes a Default or Event of Default hereunder or results in a representation or warranty ceasing to be correct in all material respects, the Parent may nonetheless request such Borrowing so long as the terms of Paragraph 3 of the Subordination Agreement have been met.
     SUBPART 2.9. Amendments to Annex A.
     (a) Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, the definition of “Bank Products” set forth in Annex A of the Credit Agreement is hereby amended to read as follows:
     “Bank Products” means any one or more of the following types of services or facilities extended to the Borrowers by any Lender or any affiliate of a Lender in reliance on such Lender’s agreement to indemnify such affiliate: (i) ACH Transactions; (ii) cash management, including controlled disbursement services; (iii) credit cards; and (iv) Hedge Agreements.
     (b) Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, the definition of “Fixed Charge Coverage Ratio” set forth in Annex A of the Credit Agreement is hereby amended to read as follows:
     “Fixed Charge Coverage Ratio” means, with respect to any fiscal period of the Parent and its Domestic Subsidiaries, the ratio of (a) EBITDA for such period minus Capital Expenditures made by the Parent or any of its Domestic Subsidiaries during such period plus cash payments (excluding cash distribution of earnings) made during such period from Persons in which the Parent or any of its Domestic Subsidiaries has an ownership interest minus cash payments made during such period by the Parent or any of its Domestic Subsidiaries to Persons in which the Parent or any of its Domestic Subsidiaries has an ownership interest plus cash proceeds from asset sales received by the Parent or any of its Domestic Subsidiaries during such period minus Distributions paid by the Parent during such period minus share repurchases made by the Parent of its Capital Stock during such period minus cash invested (including by way of loans) in joint ventures, in Unifi Kinston and in Permitted Acquisitions during such period minus cash taxes paid for such period plus tax refunds received in cash for such period to (b) Fixed Charges. Unless otherwise specified herein, the applicable period of computation shall be for the four (4) consecutive fiscal quarters ending as of the date of determination.
     (c) Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, the definition of “Permitted Lien” set forth in Annex A of the Credit Agreement is hereby amended by adding the following clause (n) after clause (m) of such Section, “...and (n) Liens of

Seller on the assets of Unifi Kinston, Unifi Manufacturing and the Parent granted under the Seller Security Agreement.”
     (d) Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, the definition of “Restricted Investment” set forth in Annex A of the Credit Agreement is hereby amended by adding the following clause (j) to the end of the first sentence of such Section, “...and (j) cash investments in Unifi Kinston in an amount not to exceed $12,000,000 in the aggregate.”
     (e) Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, the following new definitions are hereby added to Annex A of the Credit Agreement in the appropriate alphabetical order:
     “Intercreditor Agreement” means that certain intercreditor agreement dated as of September 30, 2004 between the Agent and the Seller, as the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Unifi Kinston” means Unifi Kinston, LLC, a North Carolina limited liability company and a wholly owned subsidiary of Unifi Manufacturing.
     “Unifi Kinston Documents” means, collectively, the Intercreditor Agreement, the Unifi Kinston Loan Agreement, the Seller Security Agreement and the Subordination Agreement.
     “Unifi Kinston Loan Agreement” means that certain loan agreement dated as of September 30, 2004 between Unifi Kinston and Seller.
     “Unifi Kinston Security Agreement” means that certain security agreement dated as of September 30, 2004 between Unifi Kinston and the Agent for the benefit of the Agent and the other Lenders as the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Unifi Manufacturing” means Unifi Manufacturing, Inc., a North Carolina corporation and a wholly owned subsidiary of the Parent.
     “Seller” means Invista S.a.r.l., a limited liability company organized and existing under the laws of Luxembourg.
     “Seller Security Agreement” means that certain security agreement dated as of September 30, 2004 between Unifi Kinston and Seller as the same may be amended, supplemented, restated or otherwise modified from time to time.
     “Subordination Agreement” means that certain subordination agreement dated as of September 30, 2004 between the Agent and the Seller as the same may be amended, supplemented, restated or otherwise modified from time to time.

PART III
CONDITIONS TO EFFECTIVENESS
     SUBPART 3.1. Fourth Amendment Effective Date. This Amendment shall be and become effective as of the date hereof when all of the conditions set forth in this Part III shall have been satisfied (the “Fourth Amendment Effective Date”), and thereafter this Amendment shall be known, and may be referred to, as “Fourth Amendment.”
     SUBPART 3.2. Execution of Counterparts of Documents. The Agent shall have received fully executed counterparts of this Amendment, the Intercreditor Agreement, the Subordination Agreement and the Unifi Kinston Security Agreement.
     SUBPART 3.3. Fees and Expenses. The Borrowers shall have paid (i) all fees and expenses of the Agent and the Lenders in connection with this Amendment and the extensions of credit hereunder and (ii) to each Lender, an amendment fee equal to 0.125% of such Lender’s Commitment.
     SUBPART 3.4. Legal Opinion. The Agent and the Lenders shall have received an opinion of counsel for Unifi Kinston with respect to the Unifi Kinston Security Agreement, such opinion to be in a form, scope, and substance satisfactory to the Agent.
     SUBPART 3.5. UCC. The Agent shall have received (i) searches of UCC filings in the jurisdiction of formation of Unifi Kinston, the jurisdiction of the chief executive office of Unifi Kinston and each jurisdiction where any property of Unifi Kinston is located or where a filing would need to be made in order to perfect the Agent’s security interest in such property, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (ii) UCC financing statements for each jurisdiction that the Agent may deem necessary or desirable in order to perfect the Agent’s Liens under the Unifi Kinston Security Agreement.
     SUBPART 3.6. Organizational Documents, Resolutions, Etc. The Agent shall have received:
     (i) copies of the articles of organization of Unifi Kinston certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state of its organization and a copy of the operating agreement, in each case, certified by a Responsible Officer of Unifi Kinston to be true and correct as of the Fourth Amendment Effective Date;
     (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Unifi Kinston as the Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment, the Unifi Kinston Security Agreement, the Intercreditor Agreement, the Subordination Agreement and the other Loan Documents to which Unifi Kinston is a party; and

     (iii) such documents and certifications as the Agent may reasonably require to evidence that Unifi Kinston is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of incorporation.
PART IV
MISCELLANEOUS
     SUBPART 4.1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.
     SUBPART 4.2. References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Existing Credit Agreement to the “Credit Agreement” and all references in the other Loan Documents to the “Credit Agreement” shall be deemed to refer to the Amended Credit Agreement.
     SUBPART 4.3. Representations and Warranties of the Borrower. Each Borrower hereby represents and warrants that (a) the conditions precedent to the initial Loans were satisfied as of the Closing Date, (b) the representations and warranties contained in Section 6 of the Existing Credit Agreement (as amended by this Amendment) are correct in all material respects on and as of the date hereof as though made on and as of such date and after giving effect to the amendments contained herein and (c) no Default or Event of Default exists under the Existing Credit Agreement on and as of the date hereof and after giving effect to the amendments contained herein.
     SUBPART 4.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.
     SUBPART 4.5. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
     SUBPART 4.6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     SUBPART 4.7. Intercreditor Documents. Each Lender hereby consents to and approves the terms of the Intercreditor Agreement and the Subordination Agreement, a copies of which are attached hereto as Exhibit A. By execution hereof, the Lenders acknowledge the terms of the Intercreditor Agreement and the Subordination Agreement and agree to be bound by the terms thereof and further authorize and direct the Agent to enter into the Intercreditor Agreement and the Subordination Agreement on behalf of all the Lenders.
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     Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	UNIFI, INC., a New York corporation

	By:	/s/ CHARLES F. MCCOY

	Name:	Charles F. McCoy
	Title:	V.P.

UNIFI MANUFACTURING, INC., a North Carolina corporation

	By:	/s/ CHARLES F. MCCOY

	Name:	Charles F. McCoy
	Title:	V.P.

GLENTOUCH YARN COMPANY, LLC, a North Carolina limited liability company

	By:	/s/ CHARLES F. MCCOY

	Name:	Charles F. McCoy
	Title:	V.P.

UNIFI TEXTURED POLYESTER, LLC, a North Carolina limited liability company

	By:	/s/ CHARLES F. MCCOY

	Name:	Charles F. McCoy
	Title:	V.P.

UNIMATRIX AMERICAS, LLC, a North Carolina limited liability company

	By:	/s/ CHARLES F. MCCOY

	Name:	Charles F. McCoy
	Title:	V.P.

UNIFI SALES & DISTRIBUTION, INC., a North Carolina corporation

	By:	/s/ CHARLES F. MCCOY

	Name:	Charles F. McCoy
	Title:	V.P.

UNIFI MANUFACTURING VIRGINIA, LLC, a North Carolina limited liability company

By:	/s/ CHARLES F. MCCOY

Name:	Charles F. McCoy
Title:	V.P.

UNIFI EXPORT SALES, LLC, a North Carolina limited liability company

By:	/s/ CHARLES F. MCCOY

Name:	Charles F. McCoy
Title:	V.P.

LENDERS:	BANK OF AMERICA, N.A., in its capacity as Agent

	By:	/s/ ANDREW A. DOHERTY

	Name:	Andrew A. Doherty
	Title:	Vice President

BANK OF AMERICA, N.A., in its capacity as a Lender,

	By:	/s/ ANDREW A. DOHERTY

	Name:	Andrew A. Doherty
	Title:	Vice President

THE CIT GROUP/COMMERCIAL SERVICES, INC.,

	By:	/s/ J. W. SMITH, II

	Name:	J. W. Smith, II
	Title:	Vice Pres.

CONGRESS FINANCIAL CORPORATION (SOUTHWEST),

	By:	/s/ JOE T. CURDY

	Name:	Joe T. Curdy
	Title:	Vice President

FLEET CAPITAL CORPORATION,

	By:	/s/ ANDREW A. DOHERTY

	Name:	Andrew A. Doherty
	Title:	Vice President

WELLS FARGO FOOTHILL, Inc. fka FOOTHILL CAPITAL CORPORATION,

By:	/s/ BRAD ENGEL

Name:	Brad Engel
Title:	Assistant Vice President

PNC BUSINESS CREDIT,

By:	/s/ PETER REDINGTON

Name:	Peter Redington
Title:	A.V.P.

CITIZENS BUSINESS CREDIT, A DIVISION OF CITIZENS LEASING CORPORATION,

By:	/s/ STEPHEN D. METTS

Name:	Stephen D. Metts
Title:	Vice President